Exhibit 5.1

Watson, Farley & Williams (New York) LLP

1133 Avenue of the Americas

New York, New York 10036

Tel +1 212 922 2200
March 8, 2013	Fax +1 212 922 1512

Teekay Corporation

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM 08

Bermuda

Teekay Corporation - Registration Statement on Form S-8

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Teekay Corporation, a Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (collectively, the “Rules”), of a registration statement on Form S-8 (such registration statement and any amendments or supplements thereto are referred to collectively as the “Registration Statement”) for the registration of 4,331,897 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, that may be issued pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”).

As counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the amended and restated articles of incorporation and bylaws of the Company, each as amended to date;

(ii)	the Registration Statement;

(iii)	the Plan; and

(iv)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company that we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed.

London — New York — Paris — Hamburg — Munich — Frankfurt — Rome — Milan — Madrid — Athens — Piraeus — Singapore — Bangkok — Hong Kong

Teekay Corporation	Page 2
March 8, 2013

In rendering this opinion letter, we have also assumed:

(i)	that the issuance and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	the filing by the Company with the Commission of the Registration Statement substantially in the form examined by us;

(iii)	the declaration by the Commission of the effectiveness of the Registration Statement; and

(iv)	that the Shares shall be issued under the Plan in compliance with applicable federal, state and foreign securities laws.

As to matters of fact material to this opinion letter that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that if, as and when the Shares have been issued and sold (and consideration therefor received) pursuant to the provisions of duly authorized award agreements in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related Rules.

Very truly yours,

Watson, Farley & Williams (New York) LLP

/s/ Watson, Farley & Williams (New York) LLP